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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Peabody Energy Corporation for the registration of up to $3,000,000,000 of its common stock, debt securities, preferred stock, preferred stock purchase rights, warrants and units and the incorporation by reference therein of our reports dated March 7, 2005 with respect to the consolidated financial statements of Peabody Energy Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004, Peabody Energy Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Peabody Energy Corporation included and incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2004 and the related financial statement schedule of Peabody Energy Corporation included therein, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

St. Louis, Missouri
May 5, 2005